UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 24, 2015
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FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-35390	42-1556195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification Number)

726 Exchange Street, Suite 618, Buffalo, NY		14210
(Address of Principal Executive Offices)		(Zip Code)
(716) 819-5500
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.    Other Events.
On February 24, 2015, First Niagara Financial Group, Inc. (the “Company”) announced that its management has preliminarily determined that the Company’s allowance for loan and lease losses (“allowance”) for the period ending December 31, 2014 disclosed in the Company’s press release filed on Form 8-K on January 23, 2015 was overstated due to the misconduct of a mid-level employee. The employee has since been terminated by the Company.
Based on management’s preliminary assessment, the overstatement of the allowance (and understatement of earnings) dates back to mid-2013 and continued through the quarter-ended December 31, 2014. Correcting the overstatement of the allowance would have the cumulative effect of increasing the Company’s retained earnings over those periods while reducing the allowance as well as the coverage ratios. The Company has not yet determined whether any such changes constitute a material impact on its previously issued financial statements.
The Company will complete its analysis as expeditiously as possible and, if appropriate, revise relevant financial information when it files its audited financial statements on Form 10-K and any other required filings with the Securities and Exchange Commission. The Company expects to file a Form 12b-25 notification of late filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.

DATE: February 24, 2015	By:/s/ GREGORY W. NORWOOD
Gregory W. Norwood
Chief Financial Officer
(Duly authorized representative)